     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 1998
                                                                REGISTRATION NO.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        CALIFORNIA                                              77-0059951
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


                              170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JOHN T. CHAMBERS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CISCO SYSTEMS, INC.
                              170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                             THERESE A. MROZEK, ESQ.
                          TERESA M. DERICHSWEILER, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                              TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (650) 424-0160

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
      Title of Each                  Amount            Proposed Maximum       Proposed Maximum           Amount
   Class of Securities                to Be                Offering               Aggregate          of Registration
     to be Registered              Registered         Price Per Share(1)      Offering Price(1)            Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,                      966,411                 $71.78125           $69,370,189.59          $20,464.21
$0.001 par value per share
========================================================================================================================

(1) The price of $71.78125 was the average of the high and low prices of the Common Stock on the Nasdaq National Market System on April 20, 1998, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).
(2)     Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                 966,411 SHARES


                               CISCO SYSTEMS, INC.
                                  COMMON STOCK

        This Prospectus relates to the public offering, which is not being underwritten, of 966,411 shares of Common Stock, par value of $0.001 per share, of Cisco Systems, Inc. (the "Company" or the "Registrant"). All 966,411 shares (the "Shares") may be offered by certain shareholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Shareholders"). All of the shares were originally issued by the Company in connection with the acquisition of Precept Software, Inc. ("Precept"), by and through the acquisition of all of the common and preferred stock and options to purchase common stock of Precept whereby Precept was merged with and into the Company with the Company as the surviving corporation. The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by
Section 4(2) thereof. The Shares are being registered by the Company pursuant to the Agreement and Plan of Merger between the Company and Precept.

        The Shares may be offered by the Selling Shareholders from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Plan of Distribution."

        The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear certain expenses in connection with the registration of the Shares being offered and sold by the Selling Shareholders.

        The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "CSCO." On April 20, 1998, the average of the high and low price for the Common Stock was $71.78125
                         -------------------------------

        The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
                         -------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         -------------------------------

The Company has undertaken to keep a Registration Statement of which this Prospectus constitutes a part effective until the earlier to occur of April 6, 2000 or the earlier disposition of the securities offered hereby. After such period, if the Company chooses not to maintain the effectiveness of the Registration Statement of which this Prospectus constitutes a part, the securities issuable upon exercise hereof and offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act of 1933, as amended, or pursuant to an effective registration statement thereunder.


================================================================================

                  The date of this Prospectus is April 27, 1998

        No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W. Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

        The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Commission (File No. 0-18225) pursuant to the Exchange Act are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended July 26, 1997, filed October 22, 1997;

        2. The Company's Quarterly Reports on Form 10-Q for the quarter ended October 25, 1997 filed on December 9, 1997 and for the quarter ended January 24, 1998 filed on March 9, 1998;

        3. The Company's Current Reports on Form 8-K filed on February 11, 1998, September 9, 1997 and August 22, 1997.

        4. Definitive Proxy Statement dated October 1, 1997, filed on October 1, 1997 in connection with the Company's 1997 Annual Meeting of Shareholders;



                                       2.

        5. The description of the Company's Common Stock, $0.001 par value per share, contained in its Registration Statement on Form 8-A filed on January 8, 1990, including any amendment or report filed for the purpose of updating such description; and

        6. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

        Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written requests for copies should be directed to Larry R. Carter, Chief Financial Officer and Secretary, at the principal executive offices of Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134. The Company's telephone number is
(408) 526-4000.



                                       3.

                                   THE COMPANY

        The principal executive offices of the Company are located at 170 West Tasman Drive, San Jose, California 95134. The Company's telephone number is
(408) 526-4000.

                              PLAN OF DISTRIBUTION

        The Company will receive no proceeds from this offering. The Shares offered hereby may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers and (e) in privately negotiable transactions. To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

        In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell Shares short and redeliver the Shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Shareholder may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus.

        Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) in amounts to be negotiated in connection with the sale. Such broker-dealers or agents and any other participating broker-dealers or the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

        In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Shareholders. The Company will make copies of this Prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the



                                       4.

Shares offered hereby.

        At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

        All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling Shareholders. The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Selling Shareholders have agreed to indemnify certain persons including broker-dealers or agents against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.



                                       5.

                              SELLING SHAREHOLDERS

        The following table sets forth the number of shares of Common Stock owned by each of the Selling Shareholders. Except as indicated, none of the Selling Shareholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company. Because the Selling Shareholders may offer all or some of the Shares which they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of Shares that will be held by the Selling Shareholders after completion of this offering. The Shares offered by this Prospectus may be offered from time to time by the Selling Shareholders named below.

                                                     Number of                    Number of
                                                      Shares       Percent of      Shares
                                                    Beneficially  Outstanding    Registered for
Name of Selling Shareholder                            Owned        Shares       Sale Hereby(1)
---------------------------                            -----        ------       --------------
James and Carrie Anderson, Community Property          1,761           *             1,761

Jean-Claude Asscher                                    2,290           *             2,290

Karl Auerbach                                         18,303           *            18,303

Madhavi Balusu                                           496           *               496

James Barksdale                                        5,461           *             5,461

William N. Carrico                                   170,520           *           170,520

William and Lucille Carrico                              264           *               264

Carrico 1992 Trust, David Aaron                       38,407           *            38,407
Frank Quattrone, Trustee

Stephen Casner                                        12,826           *            12,826

Community Foundation Silicon Valley                   46,307           *            46,307

Creative Automation, Inc.                                440           *               440

Kim Dimick                                             5,496           *             5,496

Elmore Living Trust, William B. &                      1,761           *             1,761
Mary Jane Elmore, TTEEs

Deborah Estrin                                        13,742           *            13,742

Gerald and Thelma Estrin                                 440           *               440
Family Trust

Judith L. Estrin                                     170,520           *           170,520

Joshua Estrin-Skrzypek                                 2,748           *             2,748




                                       6.

                                              Number of                    Number of
                                               Shares      Percent of      Shares
                                            Beneficially  Outstanding    Registered for
Name of Selling Shareholder                    Owned        Shares       Sale Hereby(1)
---------------------------                    -----        ------       --------------
Scott Firestone                                1,637           *            1,637

Foundation Capital, L.P.(2)                   52,822           *           52,822

GCW&F Partners II                                880           *              880

Katherine C. Gould                               880           *              880

Philip Graham                                 11,451           *           11,451

Neal Hardek                                    1,231           *            1,231

Tiffany Kelly                                    286           *              286

Kleiner Perkins Caufield & Byers VII          51,501           *           51,501

Marnin and Margo Kligfeld                      3,171           *            3,171
Community Property

KPCB Information Sciences Zaibutsu             1,320           *            1,320
Fund II

Chia Chee Kuan                                 8,245           *            8,245

Jack W. Lasersohn                              4,580           *            4,580

Valerie Lasker                                25,652           *           25,652

Laura Lilyquist                                2,233           *            2,233

Lion Investments Limited                       4,580           *            4,580
London Merchant Securities plc

Robert J. Loarie                                 880           *              880

David Mackie                                   3,206           *            3,206

Morgan Stanley Venture Investors, L.P.         8,362           *            8,362

Morgan Stanley Venture Capital                32,222           *           32,222
Fund II, LP

Morgan Stanley Venture Capital                 8,027           *            8,027
Fund II, CV

Network Computing Devices, Inc.               27,484           *           27,484

Jeffrey Raice                                 16,490           *           16,490



                                       7.

                                              Number of                    Number of
                                               Shares      Percent of      Shares
                                            Beneficially  Outstanding    Registered for
Name of Selling Shareholder                    Owned        Shares       Sale Hereby(1)
---------------------------                    -----        ------       --------------
Sandra Rude                                     45            *                   45

Meghan E. Ryall                                916            *                  916

Sequoia 1995                                 1,832            *                1,832

Sequoia Technology Partners VI(3)            2,641            *                2,641

Sequoia Capital VI(4)                       48,068            *               48,068

Sequoia 1997                                   101            *                  101

SQP 1997                                       179            *                  179

Stanford University                         46,307            *               46,307

Anthony Stringer                             6,413            *                6,413

Janet Taillon                                2,748            *                2,748

Janis Ulevich                                  440            *                  440

Sudhakar Valluru                             1,832            *                1,832

Weiss, Peck & Greer Venture                 43,569            *               43,569
Associates III, L.P.(5)

WPG Enterprise Fund II, L.P.(6)             52,398            *               52,398

                                           -------                           -------
TOTAL                                      966,411                           966,411

----------
* Represents beneficial ownership of less than 1%.

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Subsequent to the date of this Prospectus, the shares held by Foundation Capital, L.P. may be distributed to The Advisors IV, Ameritech Pension Trust by State Street Bank and Trust Company as Trustees, BankAmerica Capital Corporation, California Institute of Technology, Co-operative Insurance Society Limited, HB-PGGM Fund II, L.P., Horsley Bridge Fund V., L.P., The James Irvine Foundation, The Henry J. Kaiser Family Foundation, Knightsbridge - PGGM I, L.P., Knightsbridge Venture Capital III LP, Master Trust Pursuant to the Hewlett-Packard Deferred Profit Sharing Plan and Retirement Plan, The Mutual Life Insurance Company of New York, Next Generation Partners, L.P., Northwestern University, Phoenix Home Life Mutual Insurance Company, Related Accounts Fund Nine, Harris Trust and Savings Bank, Trustee, St. Paul Fire and Marine



                                       8.

Insurance Company, Trustees of Dartmouth College, The University of Chicago, and Westpool Investment Trust PLC.

(3) Subsequent to the date of this Prospectus, the shares held by Sequoia Technology Partners VI may be distributed to Jim Allen, Ph.D., Robert K. Anderson, Richard C. Barker Trustee for the Barker Living Trust Dated 9/5/90, Andreas Bechtolsheim, Richard Beleson, Peter A. Bick, M.D., Thomas A. Bologna, Larry Boucher, Victor M. G.Chaltiel, Gari L. Cheever, Lisa A. Conte, Wilfred J. Corrigan, Alexander V. d'Arbeloff, The Hollis Trust, U/A DTD 8/21/89, James V. Diller, F.T. Eger, Finch Family Trust, John F. Gifford, Howard E. Greene, Jr., Robert W. Jamplis, MD, L. William Krause and L. Gay Krause, as Trustees of The Krause Trust dated June 21, 1994 as Amended, Sandra Kurtzig, Trustee of Sandra
L. Kurtzig Trust UA 8/8/93, P.R. Lamond & C.E. Lamond Trust Dated 11/22/85, Edward M. Leonard, Esq., Douglas M. Leone, Lester John Lloyd and/or Lynne Dewar Lloyd, Trustees The Lloyd Trust, UAD 10/05/88, James E. Long, Timark L.P., Albert J. Martinez, Mario Mazzola, Abacus (C.I.) Limited - Account F634", Regis McKenna, Donald K. McKinney, J. Thomas McMurray, The Morgridge Family Trust, The Maximus Trust dtd 3/19/96, William J. O'Meara, Capital Management Services, Inc., Robert J. Paluck, The Preuss Foundation, Reyes Partnership IV, Eureka Investments, L.P., Thurman J. Rodgers, Mario M. Rosati, Bertram I. Rowland, Gordon W. Russell, Trustee of the Russell 1988 Revocable Trust, dated 11/17/88, Barbara Russell, R. Michael Shanahan, Trustee, The Shanahan Trust, dtd 3/22/91, Prithipal Singh, Roger J. Sippl, Roger V. Smith, William N. Starling, Jr. & Dana Gregory Starling, Trustees of the Starling Family Trust, UDT 7/6/94, Thomas F. Stephenson Family Trust, UDT 7/6/94, Mark A. Stevens, Gary H. Stroy, The Robert
H. Swanson, Jr. & Sheila L. Swanson Trust U/T/A 5/27/76, Robert G. Sweifach, Larry W. Sonsini, Casey McGlynn, Stanford University, Donald T. Valentine, and Jerry Weissman.

(4) Subsequent to the date of this Prospectus, the shares held by Sequoia Capital VI may be distributed to Trustee for John Deere Pension Trust, Knightsbridge Integrated Holdings II Partnership, Leeway & Co., M.J. Murdock Charitable Trust, Custodian for Caviapen Nortrust Nominees, Limited, The Regents of the University of Michigan, University of Notre Dame, The Vanderbilt University, Pitt & Company, Rensselaer Polytechnic Institute, Stanford University, The M.I.T. Retirement Plan - Benefits Fund, Shellwater & Co., Investment Advisor for The University of Southern California, Norwich University, NRI Investment America, Inc., Occidental College, Oneonta Properties, Regents of the University of Minnesota, ALCOA Master Trust, Trustees of Amherst College, The Bush Foundation, Endowment Venture Partners, Computrol Limited (BVI), Trustees of Dartmouth College, Employees' Retirement Plan of Duke University, The Ford Foundation, James Irvine Foundation, Thomas F. Stephenson Familty Trust, UDT 7/6/94, The Maximus Trust dtd 3/19/96, Douglas M Leone, Mark
A. Stevens, J. Thomas McMurray, Donald T. Valentine Trust UA APR 29 67, P.R. Lamond & C.E. Lamond Trust Dated 11/22/85, Pierre Lamond, Christine Lamond, David Lamond Trustees, dated 11/23/93, Lisa Boyajian, Christian D. Valentine, Mark C. Valentine and Hilary A. Valentine.

(5) Subsequent to the date of this Prospectus, the shares held by Weiss, Peck & Greer Venture Associates III, L.P. may be distributed to its General Partners, Phillip Greer, Gill Cogan, Annette Bianchi, Philip D. Black, Barry Eggers, Ellen Feeney, Christopher J. Schaepe, Barry J. Schiffman, Weiss, Peck & Greer, L.L.C., Monica C. Cammarota Trust, The Karen Barfod Greer Trust, The Elizabeth Greer Trust, James W. Kiley, Peter Nieh, Melissa A. Alves, and to the following limited partners: Teachers' Retirement System of the State of Illinois, BankAmerica Capital Corp., The Northern Trust Company, Successor Ttee Retirement Plan for CTA Employees, County Employees Annuity & Benefit Fund of Cook County, Denison University, Glenbrook Partners, L.P., The Northern Trust Company, as Ttee for the Illinois Power Retirement Income Trust, MBTA Retirement Fund, Montgomery Ward & Co., Inc. Retirement & Savings Plans Trust, SMI Ventures - '94, L.P., Bankers Trust, Ttee of the Southern Co. System Master Retirement Trust and Westpool Investment Trust PLC.

(6) Subsequent to the date of this Prospectus, the shares held by WPG Enterprise Fund II, L.P. may be distributed to its General Partners, Phillip Greet, Gill Cogan, Annette Bianchi, Philip D. Black, Barry Eggers, Ellen Feeney, Christopher
J. Schaepe, Barry J. Schiffman, Weiss, Peck & Greer, L.L.C., Monica C. Cammarota Trust, The Karen Barfod Greer Trust, The Elizabeth Greer Trust, James W. Kiley, Peter Nieh, Melissa A. Alves, and to the following limited partners: Teachers' Retirement System of the State of Illinois, BankAmerica Capital Corp., The Northern Trust Company, Successor Ttee Retirement Plan for CTA Employees, County Employees Annuity & Benefit Fund of Cook County, Denison University, Glenbrook Partners, L.P., The Northern Trust Company, as Ttee for the Illinois Power Retirement Income Trust, MBTA Retirement Fund, Montgomery Ward & Co., Inc. Retirement & Savings Plans Trust, SMI Ventures - '94, L.P., Bankers Trust, Ttee of the Southern Co. System Master Retirement Trust and Westpool Investment Trust PLC.



                                       9.

                                  LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Palo Alto, California.


                                     EXPERTS

        The consolidated balance sheets as of July 26, 1997 and July 28, 1996 and the consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended July 26, 1997 incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.



                                       10.

================================================================================

No person has been authorized to give any information or to make any representation in connection with the Offering being made hereby not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to the date hereof.



                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information ..............................................         2
Incorporation of Certain Documents by
  Reference ........................................................         2
The Company ........................................................         4
Plan of Distribution ...............................................         4
Selling Shareholders ...............................................         6
Legal Matters ......................................................        10
Experts ............................................................        10



                               CISCO SYSTEMS, INC.



                                 966,411 SHARES
                                 OF COMMON STOCK



                                   PROSPECTUS

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

                    SEC Registration fee                   $20,464.21
                    Legal fees and expenses                 15,000.00
                    Accounting fees and expenses             5,000.00
                    Miscellaneous                              500.00
                                                           ----------
                       Total                               $40,964.21
                                                           ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act. The Registrant's Restated Articles of Incorporation, as amended and Amended Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into Indemnification Agreements with each of its directors and officers.


ITEM 16.  EXHIBITS

2.1     Agreement and Plan of Merger.
5.1     Opinion of Brobeck, Phleger & Harrison LLP.
23.1    Consent of Independent Accountants.
23.2    Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion of
        Counsel filed as Exhibit 5.1 hereto).
24.1    Power of Attorney (included on page II-3 of this Registration
        Statement).


ITEM 17.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by (i) and
(ii) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on this 27th day of April, 1998.

                                       CISCO SYSTEMS, INC.


                                       By  /s/ JOHN T. CHAMBERS
                                           -------------------------------------

                                           John T. Chambers,
                                           President, Chief Executive Officer
                                           and Secretary

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Chambers and Larry R. Carter, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:


SIGNATURES                        TITLE                                         DATE
----------                        -----                                         ----
/s/ John T. Chambers              President, Chief Executive                    April 27, 1998
----------------------------      Officer and Director
John T. Chambers                  (Principal Executive Officer)


/s/ Larry R. Carter               Sr. Vice President, Finance and               April 27, 1998
----------------------------      Administration, Chief Financial
Larry R. Carter                   Officer and Secretary
                                  (Principal Financial and Accounting
                                  Officer)


/s/ John P. Morgridge             Chairman of the Board and Director            April 27, 1998
----------------------------
John P. Morgridge

SIGNATURES                        TITLE                                         DATE
----------                        -----                                         ----
/s/ Donald T. Valentine           Director                                      April 27, 1998
----------------------------
Donald T. Valentine



/s/ James F. Gibbons              Director                                      April 27, 1998
----------------------------
James F. Gibbons



/s/ Robert L. Puette              Director                                      April 27, 1998
----------------------------
Robert L. Puette



/s/ Masayoshi Son                 Director                                      April 27, 1998
----------------------------
Masayoshi Son



/s/ Steven M. West                Director                                      April 27, 1998
----------------------------
Steven M. West


/s/ Edward R. Kozel               Director                                      April 27, 1998
----------------------------
Edward R. Kozel



/s/ Carol A. Bartz                Director                                      April 27, 1998
----------------------------
Carol A. Bartz



/s/ James C. Morgan               Director                                      April 27, 1998
----------------------------
James C. Morgan



/s/ Mary Cirillo                  Director                                      April 27, 1998
----------------------------
Mary Cirillo

                                       Index to Exhibits

Exhibit
Number                                Exhibit Title
------                                -------------
2.1     Agreement and Plan of Merger

5.1     Opinion of Brobeck, Phleger & Harrison LLP

23.1    Consent of Independent Accountants

23.2    Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion of
        Counsel filed as Exhibit 5.1)

24.1    Power of Attorney (included on page II-3 of this Registration Statement)